                                                                   Exhibit 99.2
                         NOTICE OF GUARANTEED DELIVERY

                                 for Tender of
                8% Senior Subordinated Notes Due April 1, 2012
                           (the "Outstanding Notes")

                                      of

                        Mohegan Tribal Gaming Authority

   This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to tender Outstanding Notes pursuant to the Exchange Offer
described in the Prospectus dated [       ], 2002 (as the same may be amended
or supplemented from time to time, the "Prospectus") of the Mohegan Tribal Gaming Authority (the "Authority"), if certificates for the Outstanding Notes are not immediately available, or time will not permit the Outstanding Notes, the Letter of Transmittal and all other required documents to be delivered to State Street Bank and Trust Company (the "Exchange Agent") prior to 5:00 p.m.,
New York City time, on [          ], 2002 or such later date and time to which
the Exchange Offer may be extended (the "Expiration Date"), or the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be delivered by hand or sent by facsimile transmission or mail to the Exchange Agent and must be received by the Exchange Agent prior to the Expiration Date. See "The Exchange Offer--Procedures for Tendering Outstanding Notes" in the Prospectus. Capitalized terms used but not defined herein shall have the same meaning given them in the Prospectus.

                 The Exchange Agent for the Exchange Offer is:

                      STATE STREET BANK AND TRUST COMPANY

                      By Mail:           By Overnight Courier or
                State Street Bank and   Hand Delivery in Boston:
                    Trust Company         State Street Bank and
                    P.O. Box 778              Trust Company
                Boston, Massachusetts    Two Avenue de Lafayette
                        02102             Boston, Massachusetts
                Attention: Corporate              02110
                Trust Department, 5th     Attention: Corporate
                Floor Johnnie Kindell     Trust Department, 5th
                                          Floor Johnnie Kindell

               By Hand Delivery in New      By Facsimile (for
                        York:             Eligible Institutions
                State Street Bank and            only):
                    Trust Company         State Street Bank and
               61 Broadway, 15th Floor        Trust Company
               Corporate Trust Window        (617) 662-1452
              New York, New York 10006    Attention: Corporate
                                            Trust Department
                                          Confirm by telephone:
                                             (617) 662-1553

                                For Information:
                                 (617) 662-1553


DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

   This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:
   The undersigned hereby tenders to the Authority, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, the Outstanding Notes indicated below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer--Procedures for Tendering Outstanding Notes."

Name(s) of Registered Holder(s): ____________________________________________
                               (Please Print or Type)

Signature(s): _______________________________________________________________

Address(es): ________________________________________________________________

_______________________________________________________________________________

Area Code(s) and Telephone Number(s): _______________________________________

Account Number: _____________________________________________________________

Date: _______________________________________________________________________

                 Certificate No(s).        Principal Amount of
                   (if available)              Outstanding
                                             Notes Tendered*
              ------------------------- -------------------------

              ------------------------- -------------------------
              ------------------------- -------------------------

              ------------------------- -------------------------
              ------------------------- -------------------------

              ------------------------- -------------------------

* Must be in integral multiples of $1,000 principal amount.

                             GUARANTEE OF DELIVERY
                   (Not to be used for signature guarantee)

   The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or a correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that the undersigned will deliver to the Exchange Agent the certificates representing the Outstanding Notes being tendered hereby in proper form for transfer (or a confirmation of book-entry transfer of such Outstanding Notes, into the Exchange Agent's account at the book-entry transfer facility of The Depository Trust Company ("DTC")) with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, all within three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery.


Name of Firm: ________________________    -------------------------------------
                                          Authorized Signature

Address: _____________________________    Name: _______________________________
                                                      Please Print or Type

--------------------------------------    Title: ______________________________
                              Zip Code

Telephone No.: _______________________    Dated: ______________________________

   The institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the certificates representing any Outstanding Notes (or a confirmation of book-entry transfer of such Outstanding Notes into the Exchange Agent's account at DTC) and the Letter of Transmittal to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such institution.

                                      2